

<ARTICLE>    5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                          87,400
<SECURITIES>                                         0
<RECEIVABLES>                                  391,000
<ALLOWANCES>                                     6,100
<INVENTORY>                                    138,500
<CURRENT-ASSETS>                               878,900<F1>
<PP&E>                                       1,513,000
<DEPRECIATION>                                 856,200
<TOTAL-ASSETS>                               2,471,500<F1>
<CURRENT-LIABILITIES>                          871,300
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           800
<OTHER-SE>                                     324,400
<TOTAL-LIABILITY-AND-EQUITY>                 2,471,500
<SALES>                                      1,091,000<F2>
<TOTAL-REVENUES>                             1,122,400
<CGS>                                          662,300
<TOTAL-COSTS>                                  662,300
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              15,100<F3>
<INCOME-PRETAX>                                104,300
<INCOME-TAX>                                    40,700
<INCOME-CONTINUING>                             63,600
<DISCONTINUED>                                 (2,600)<F4>
<EXTRAORDINARY>                               (35,200)<F5>
<CHANGES>                                            0
<NET-INCOME>                                    25,800
<EPS-PRIMARY>                                      .34
<EPS-DILUTED>                                      .32

<F1>     Includes net assets of discontinued operations of $8,200.
-------------------------------------------------------------------------------
<F2>     Excludes sales of $431,200 of the Packaging Business, which was classified as a discontinued operation as of December 31, 1997.
-------------------------------------------------------------------------------
<F3>     Excludes interest expense allocated to Grace's discontinued operations of $13,300 ($8,700 after-tax).
-------------------------------------------------------------------------------
<F4>     Includes pretax operating income of the Packaging Business of $60,500
         ($39,900 after-tax), allocated interest expense of $13,300 ($8,700 after-tax), costs related to the Packaging Business transaction of $32,600 ($28,300 after-tax) and a related pension plan curtailment loss of $8,400 ($5,500 after-tax).

-------------------------------------------------------------------------------
<F5>     Reflects extraordinary loss on extinguishment of debt, net of tax.
-------------------------------------------------------------------------------


